UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 15, 2016 (the “Closing Date”), Medical Transcription Billing, Corp. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Gulf Coast Billing Inc., a Texas corporation (“GCB”), pursuant to which the Company purchased substantially all of the assets of GCB.

In accordance with the terms of the Asset Purchase Agreement, the Company paid $1,250,000 in initial cash consideration (“Initial Payment”), on the Closing Date. In addition, the Company will pay GCB twenty-eight percent (28%) of the revenue earned and received from GCB accounts for three (3) years, less the Initial Payment (“Installment Payments”). The Installment Payments will be paid quarterly commencing July 2016.

The APA contains customary representations, warranties and covenants, and offer(s) of employment. In addition, the APA restricts the Seller and Shareholder, for a period of five years after the Closing Date, from soliciting any GCB clients or influencing, inducing or hiring any of the transitioned workforce.

The foregoing description of the APA does not purport to be complete and is qualified entirely by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The above description and the APA have been included to provide investors and security holders with information regarding the terms of the APA. The representations and warranties in the APA were made for the purpose of allocating risk between the Company, on the one hand, and the Seller, on the other hand, instead of establishing these matters as facts. Investors and security holders are not third-party beneficiaries under the APA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the APA, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement by and among Medical Transcription Billing, Corp., and Gulf Coast Billing, Inc., dated February 15, 2016.
99	Press Release issued February 17, 2016 by Medical Transcription Billing, Corp.

SIGNATURE(S)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: February 17, 2016	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer